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                            NOT FOR USE BETWEEN MEMBERS OF
                 THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.


FOREIGN SALES CONTRACT                                           SALES CONTRACT


Between:      G. T. GLOBAL FINANCIAL SERVICES, INC.
              General Distributor of the
              G.T. Global Group of Funds
              50 California Street, 27th Floor
              San Francisco, CA 94111

and:
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              Phone
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              Date
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    As a general distributor of the G. T. Global Group of Funds (the "Funds"),
we agree to sell you, subject to the terms and conditions of this Foreign Sales Contract, to any limitations imposed by any of the Funds and to confirmation by us in each instance, shares issued by the Funds ("Shares"). The Funds shall also mean any registered investment company with which we have now or hereafter signed an agreement.

    1. YOU WARRANT AND REPRESENT TO US THAT SHARES OF THE FUNDS MAY, PURSUANT TO ALL APPLICABLE LAWS AND GOVERNMENTAL RULES, REGULATIONS AND ORDERS, BE OFFERED FOR SALE AND SOLD BY YOU IN THE COUNTRY OR COUNTRIES WHERE YOU CONDUCT YOUR BUSINESS OPERATIONS, AND THAT YOU MAY LAWFULLY CONDUCT SUCH BUSINESS OPERATIONS AND HAVE ALL REQUIRED LICENSES AND PERMITS TO DO SO AS MAY BE REQUIRED BY SUCH LAWS AND GOVERNMENTAL RULES, REGULATIONS AND ORDERS. YOU AGREE TO INDEMNIFY AND SAVE US AND THE FUNDS HARMLESS FROM ALL LIABILITIES, LOSSES, DAMAGES, CLAIMS AND EXPENSES, INCLUDING COUNSEL FEES, IN CONNECTION WITH THE FOREGOING WARRANTIES AND REPRESENTATIONS.

    2. We will furnish you, without charge and on request, reasonable quantities of the Funds' Prospectuses, shareholder reports and sales material, all in the English language. You are solely responsible for providing accurate translations of such documents with such additional information as may be necessary as required by applicable laws and governmental rule, regulations and order.

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    Broker/Dealer Sales Contract                                 Sales Contract
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    3.   The price of Shares to you will be the net asset value as next determined after we receive your order, together with our underwriting commission. Your attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next computed after an order and the payment therefore are received.

         You will pay for Shares at the next quoted price in United States dollars in New York Eastern Time Same Day Funds credited to our account at the Connecticut Bank and Trust Co., N.A. during the hours that the New York Stock Exchange is open (currently 8:30 a.m. to 4:00 p.m. Eastern Time). We must receive payment before an order for Shares can be confirmed, and the applicable price to you will be based upon the net asset value of Shares next determined after we are advised that Same Day Funds are available to us.

 .        We will also furnish you on request with public offering prices for
Shares (including sales charges) determined in accordance with the current Prospectus of each Fund. You will advice us of the appropriate sales charge to be included in the price of Shares shown in our confirmation to you or the absence of such sales charge if you propose to sell such shares to your customer at net asset value. Such sales charge must conform to one of the stated rates in the current Prospectus of the Fund, but need not necessarily be the same as would be charged to a U.S. investor for an order of like amount.

    4. We reserve the right to cancel this agreement at any time without notice if any Shares shall be offered for sale by you at less than the then net asset value determined by or for the respective Funds.

    5. Under this agreement you act as principal and are not employed by us as broker, agent or employee; you are not authorized to act for us nor to make any representations on our behalf; and in purchasing or selling Shares hereunder you rely only upon the current Prospectus and Statement of Additional Information and upon such written representations as may hereafter be made by us to you over our signature. You also agree that every effort shall be made by you to place Shares on an investment basis.

    6. You agree that although you are not a member of the National Association of Securities Dealers, Inc., you will abide by the Rules of Fair Practice of such Association, including, without limitation, the following provision:

         (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such respective Funds except for the purpose of covering purchase orders already received, and you shall not purchase any Shares from us other than for investment except for the purpose of covering purchase orders already received; and


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    Broker/Dealer Sales Contract                                 Sales Contract
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         (b)  Neither party to this agreement shall, as principal, purchase any
Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer thereof at the net asset value then quoted by or for such issuer and charging the investor a fair commission for handling the transaction.

         You further agree that in selling Shares to a U.S. national, you will not charge a sales charge in excess of that stated in the Prospectus of the applicable Fund.

    7. Either party hereto may cancel this agreement upon ten days' written notice.

    8. This agreement shall be binding upon receipt by us in San Francisco, California, of a counterpart hereof duly accepted and signed by you, and shall be construed in accordance with the laws of California.

Accepted:                              G. T. GLOBAL FINANCIAL
         ---------------------         SERVICES, INC.
         Company Name

By:                                    By:  /s/
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     Signature                              David A. Minella, President

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     Print Name and Date